UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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NOVELLUS SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

March 21, 2005

To the Shareholders of Novellus Systems, Inc.:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Novellus Systems, Inc. (the “Company”) on April 29, 2005 at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Richard S. Hill
Chairman of the Board and
Chief Executive Officer

NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held April 29, 2005

To the Shareholders of Novellus Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Novellus Systems, Inc. (the “Company”) will be held on April 29, 2005 at 8:00 a.m. Pacific Time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect nine directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve an amendment to the Company’s 2001 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 6,360,000 shares to 10,860,000 shares.

3.	To ratify and approve an amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 4,900,000 shares to 5,900,000 shares.

4.	To ratify and approve the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

The Board of Directors has fixed the close of business on March 1, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the 2005 Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS,

Kent S. Nagel
Secretary

San Jose, California
March 21, 2005

YOUR VOTE IS IMPORTANT

To ensure your representation at the Annual Meeting, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you returned a proxy.

NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

PROXY STATEMENT

Annual Meeting of Shareholders
April 29, 2005

General Information

The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on April 29, 2005 at 8:00 a.m., Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

This Proxy Statement and the form of proxy are first being mailed to shareholders on or about March 21, 2005.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of Kent S. Nagel, Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Record Date, Share Ownership and Quorum

Shareholders of record at the close of business on March 1, 2005 (the “Record Date”) are entitled to be present and to vote at the Annual Meeting. At the Record Date, 140,498,865 shares of the Company’s common stock (the “Common Stock”), were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date is entitled to one vote. Under the Company’s cumulative voting provisions, each shareholder may cast his or her votes for a single nominee for director, or distribute among up to nine nominees a number of votes equal to nine multiplied by the number of shares held by that shareholder. However, cumulative voting will not be available unless, at the Annual Meeting, at least one shareholder has given notice of his or her intent to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

If you are not planning to attend the Annual Meeting and vote your shares in person, your shares of Common Stock cannot be voted until either a signed Proxy Card is returned to the Company or voting instructions are submitted by using the Internet or by calling the specifically designated telephone number. Any shareholder may change his or her vote before the Annual Meeting by (i) revoking his or her proxy and submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide voting instructions, and to confirm that instructions have been recorded properly. The Company believes its procedures are consistent with the requirements of applicable law. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy Card.

The enclosed Proxy Card also serves as a voting instruction to the trustee of the Novellus Systems, Inc. Retirement Plan for shares of Company Common Stock held in the Novellus Systems, Inc. Retirement Plan as of the Record Date, provided that instructions are furnished over the Internet or by telephone by 5:00 p.m. Eastern Time on April 25, 2005, or that the Proxy Card is signed, returned, and received by 5:00 p.m. Eastern Time on April 25, 2005. If instructions are not received over the Internet or by telephone by 5:00 p.m. Eastern Time on April 25, 2005, or if the signed Proxy Card is not returned and received by such date and time, the shares of Company Common Stock in the Novellus Systems, Inc. Retirement Plan will be voted by the trustee in proportion to the shares for which the Trustee timely receives voting instructions.

The cost of managing the proxy process will be borne by the Company. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee not to exceed $ 9,500 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to those beneficial owners. Certain of the Company’s directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone, fax or telegram.

The Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting with the assistance of Automatic Data Processing, Inc. (“ADP”). The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors at the Annual Meeting whereby directors are elected by a plurality, the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of the proposals presented to shareholders at this Annual Meeting. In general, California law provides that a quorum consists of a majority of the shares of Common Stock entitled to vote, represented either in person or by proxy. With respect to any matter submitted to a vote of the shareholders, the Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of that matter. Any proxy which is returned using the form of proxy enclosed and which is not marked as to any one of the following items will be voted FOR the election of directors, FOR approval of the amendment to the 2001 Stock Incentive Plan, FOR approval of the amendment to the Amended and Restated 1992 Employee Stock Purchase Plan, and FOR ratification and approval of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2005, and as the proxy holders deem advisable on other matters that may come before the meeting, with respect in each case to the particular item or items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but as not voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company believes this “householding” rule will provide greater convenience for its shareholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to shareholders’ homes.

The “householding” election appears on the Proxy Card accompanying this Proxy Statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold it or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to our “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented, and “householding” will begin 60 days after the mailing of this Proxy Statement.

You may revoke your consent at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of the Company’s disclosure documents.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting.  For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2006 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 6, 2006 and February 5, 2006. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company not later than November 22, 2005 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at nine, as set by the Board of Directors (the “Board” or “Board of Directors”) pursuant to the Bylaws of the Company. Accordingly, nine directors will be elected by the shareholders at the Annual Meeting. The Governance and Nominating Committee has recommended, and the Board of Directors has nominated, the nine persons listed below for election as directors at the Annual Meeting, each to serve until the 2006 annual meeting of shareholders, until each director’s successor is elected or appointed or until the earlier resignation or removal of the director. The nine nominees receiving the highest number of affirmative votes will be elected as directors. All of the nominees are currently directors of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his or her term expires. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the nine nominees of the Board named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders shall vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below

Name of Nominee	Age	Principal Occupation	Director Since
Richard S. Hill	53	Chairman of the Board and Chief Executive Officer	1993
Neil R. Bonke	63	Retired semiconductor equipment industry executive, private investor	2004
Youssef A. El-Mansy	60	Retired Vice President, Director of Logic Technology Development, Intel Corporation	2004
J. David Litster	66	Professor of Physics at the Massachusetts Institute of Technology	1998
Yoshio Nishi	65	Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility	2002
Glen G. Possley	64	Managing General Partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor business	1991
Ann D. Rhoads	39	Chief Financial Officer of Premier, Inc., a healthcare supply management company	2003
William R. Spivey	58	Retired President and Chief Executive Officer of Luminent, Inc.	1998
Delbert A. Whitaker	61	Retired Senior Vice President, Texas Instruments, Inc.	2002

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified. The Company’s Bylaws provide that no person may be elected to the Board of Directors after having attained the age of 68 years. However, a person who was a director prior to March 16, 2001, may not be elected to the Board of Directors after attaining the age of 70 years. There is no family relationship between any director and any other director or executive officer of the Company.

Mr. Hill has been Chief Executive Officer and a member of the Board of Directors of the Company since December 1993. In May 1996, he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held positions such as President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Inc. Mr. Hill held engineering or management positions at General Electric Corporation, Motorola and Hughes Aircraft Company. Mr. Hill holds a bachelor’s degree in engineering from the University of Illinois and a master’s degree in business administration from Syracuse University. Mr. Hill is also a member of the Board of Directors of LTX Corporation, Agere Systems Inc., and the University of Illinois Foundation.

Mr. Bonke became a member of the Board of Directors in April 2004. Mr. Bonke has been a private investor for the past six years and is the retired Chairman of the Board and Chief Executive Officer of Electroglas, Inc., a semiconductor test equipment manufacturer. He also serves on the Board of Directors of Sanmina-SCI Corporation, an electronics manufacturing services company. Mr. Bonke is a past director of the San Jose State University Foundation. Mr. Bonke holds a Bachelor of Science degree in Engineering and Technical Marketing from Clarkson University

Mr. El-Mansy became a member of the Board of Directors in April 2004. Mr. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation (“Intel”) where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Mr. El-Mansy joined Intel in 1979 and has led microprocessor technology development at Intel for the past 20 years. Prior to joining Intel, Mr. El-Mansy held engineering positions at Bell Northern Research in Canada. Mr. El-Mansy is also a member of the Board of Directors of Zygo Corporation, a designer and manufacturer of optical systems. Mr. El-Mansy holds Bachelor of Science and Masters degrees in Electronics and Communications from Alexandria University in Egypt and a Ph.D. in Electronics from Carleton University in Ottawa, Canada.

Mr. Litster joined the Board of Directors in February 1998. Mr. Litster is a Professor of Physics at the Massachusetts Institute of Technology (“MIT”). He was Vice President and Dean for Research at MIT. From 1983 through 1988, he was the director of MIT’s Center for Materials Science and Engineering and from 1988 through 1992, he was the director of the Francis Bitter National Magnet Laboratory at MIT. Mr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993, Mr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Mr. Litster holds a Bachelor of Engineering degree from McMaster University in Hamilton, Ontario, Canada, and a Ph.D. in Physics from MIT.

Mr. Nishi joined the Board of Directors in May 2002. Mr. Nishi is currently Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility. Mr. Nishi joined Stanford University in May 2002 after serving as Director of Research and Development and Senior Vice President at Texas Instruments, Inc., a semiconductor company, from 1995 to 2002. Mr. Nishi joined Texas Instruments, Inc. in 1995 as Vice President and Director of Research and Development for the Semiconductor Group. From 1986 to 1995, Mr. Nishi held various senior management positions in research and development at Hewlett Packard Company. From 1969 to 1985, Mr. Nishi held various managerial positions at Toshiba Corporation. From 1986 to 2002, Mr. Nishi was a Consulting Professor in the Department of Electrical Engineering and served on the Advisory Committee for the Center for Integrated Systems at Stanford University. Since the 1993 academic year, Mr. Nishi has been teaching at Waseda University in Japan as a visiting professor of the Material Sciences and Engineering Department and the Electronic Communication Engineering Department for intensive courses. Mr. Nishi has served on a wide range of boards, committees and advisory boards including The Development Board and Executive Committee for the University of Texas, the Board of Directors of the Japan-America Society of Dallas/Fort Worth, the Advisory Committee, Information Sciences & Technology, Lawrence Livermore National Laboratory and the Board of Directors of SEMATECH. Mr. Nishi holds a Bachelor of Science degree in Metallurgy from Waseda University and a Ph.D. in Electronics Engineering from the University of Tokyo.

Mr. Possley joined the Board of Directors in July 1991. He is currently a managing general partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor industry. From October 1997 through December 1999, Mr. Possley was an associate consultant at N-Able Group. From March 1994 to September 1997, Mr. Possley was President of SubMicron Technology, PCL, a semiconductor wafer manufacturing company. From April 1992 to May 1994, he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk, Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Mr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor, Inc., a semiconductor company. Prior to joining Philips Semiconductor, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held management and engineering positions with Motorola, Inc., Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Corporation. Mr. Possley is also a director of Catalyst Semiconductor, Inc. Mr. Possley holds a Bachelor of Science degree in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry from the University of Kentucky.

Ms. Rhoads joined the Board of Directors in February 2003. She is currently Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was Vice President, Strategic Initiatives at Premier, Inc. From 1993 to 1998, Ms. Rhoads was a Vice President of The Sprout Group, an institutional venture capital firm. Ms. Rhoads is also a member of the Board of Directors of Innovatix, LLC, a privately held company. Ms. Rhoads holds a Bachelor of Science degree in Finance from the University of Arkansas and a Masters degree from the Harvard Graduate School of Business Administration.

Mr. Spivey joined the Board of Directors in May 1998. From 2000 to 2001, he was President, Chief Executive Officer and a Director of Luminent, Inc. From 1997 to 2000, he was Group President, Network Products Group of Lucent Technologies. From 1994 to 1997, he was Vice President of the Systems and Components Group of AT&T. From 1991 to 1994, he was the President of Tektronix Development Company and Group President at Tektronix, Inc. Previously, Mr. Spivey held managerial positions at Honeywell, Inc. and General Electric Corporation. Mr. Spivey also serves on the Board of Directors of Cascade Microtech, Inc., the Laird Group, Plc., Raytheon Company, ADC Telecommunications, and Lyondell Chemical Company. Mr. Spivey holds a Bachelor of Science degree in Physics from Duquense University, a Masters degree in Physics from Indiana University of Pennsylvania and a Ph.D. in Management from Walden University.

Mr. Whitaker joined the Board of Directors in March 2002. From 1968 to 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions including Senior Vice President of Worldwide Analog and Standard Logic, Vice President of US Semiconductor Business, and various management positions in product departments, marketing and sales. Prior to joining Texas Instruments, Inc., Mr. Whitaker held an engineering position at General Electric Corporation. Mr. Whitaker holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University where he is a member of the Engineering Advisory Board.

Director Emeritus

The Board has elected D. James Guzy to serve as director emeritus until April 16, 2006. As a director emeritus, Mr. Guzy will be invited to attend Board and committee meetings, but he will not have voting rights.

Board Meetings and Committees

The Board of Directors of the Company held ten meetings during 2004. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Board of Directors has an Audit Committee, a Stock Option and Compensation Committee, and a Governance and Nominating Committee. The Company encourages, but does not require, its Board members to attend the annual shareholders meeting. All of the then-current members of the Board attended the 2004 annual meeting of shareholders. The Board has determined that a majority of the current Board members, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster,

Nishi, Possley, Spivey and Whitaker, are “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Audit Committee.  During 2004, Ms. Rhoads, Messrs. Bonke and Possley and Mr. Guzy, until becoming director emeritus in April 2004, served on the Audit Committee, which held twelve meetings over the course of the year. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The Audit Committee appoints the Company’s independent auditors and is responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. All members of the Audit Committee meet the standards for independence set forth in Rule 10A-3(b) promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and have been determined by the Board to be “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of Nasdaq. The Board has further determined that Ms. Rhoads is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

The Audit Committee operates under a written charter that sets forth its functions and responsibilities. The current Audit Committee charter was approved on February 3, 2005, and a copy of the amended charter is attached to this Proxy Statement as Appendix B. A copy of the charter is also posted on the Company’s website at www.novellus.com.

Stock Option and Compensation Committee.  During 2004, Messrs. El-Mansy, Litster, Nishi, Spivey and Whitaker served on the Stock Option and Compensation Committee. The Stock Option and Compensation Committee held five meetings during 2004. All members of the Stock Option and Compensation Committee are “independent” directors within the meaning of Rule 4200 of the listing standards of Nasdaq. The Stock Option and Compensation Committee administers the issuance of restricted stock and the granting of options to purchase stock of the Company pursuant to the Company’s stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, it reviews and approves the Company’s executive compensation policy as well as sets compensation for executive officers.

The Stock Option and Compensation Committee operates under a written charter that sets forth its functions and responsibilities. The current Stock Option and Compensation Committee charter was approved on February 3, 2005 and a copy of the amended charter is posted on the Company’s website at www.novellus.com.

Governance and Nominating Committee.  During 2004, Messrs. El-Mansy, Whitaker, Nishi and Spivey and Mr. Guzy, until becoming director emeritus in April 2004, served on the Governance and Nominating Committee, which held four meetings during 2004. All members of the Governance and Nominating Committee are “independent” directors within the meaning of Rule 4200 of the listing standards of Nasdaq. The Governance and Nominating Committee monitors the size and composition of the Board. Prior to the Company’s annual meeting of shareholders, the Governance and Nominating Committee, pursuant to qualification guidelines, assists the Board in selecting the candidates that will be presented to the Company’s shareholders for election as directors at the next annual meeting. The Governance and Nominating Committee considers and makes recommendations to the Board regarding any shareholder recommendations for candidates to serve on the Board. However, the Governance and Nominating Committee has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the small number of shareholder recommendations in the past. The Governance and Nominating Committee will review periodically whether a more formal policy should be adopted. Shareholders wishing to recommend candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary of the Company at 4000 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Governance and Nominating Committee. There is no difference in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, by management or by the Board. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates to serve on the Board, the Governance and Nominating Committee considers experience in the semiconductor equipment industry, general business or other experience, the Company’s need for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, and other subjective criteria. Of greatest importance are the individual’s integrity, willingness to be actively involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

The Governance and Nominating Committee operates under a written charter that sets forth its functions and responsibilities. The current Governance and Nominating Committee charter was approved on February 3, 2005 and a copy of the charter is posted on the Company’s website at www.novellus.com.

Corporate Governance

The Company has formal corporate governance standards in place. The Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. corporate governance listing standards regarding corporate governance policies and procedures. The Board believes the Company is in compliance with such rules and listing standards. A chart setting forth the current status of the Company’s compliance with basic corporate governance guidelines is attached to this Proxy Statement as Appendix A. Additionally, the Company has adopted charters for each of its committees as well as a set of Principles of Corporate Governance. The Governance and Nominating Committee is responsible for overseeing the Principles of Corporate Governances and reporting and making recommendations to the Board concerning corporate governance matters. Copies of the Principles of Corporate Governance and the charters of each of the committees are posted on the Company’s website at www.novellus.com.

The following chart sets forth certain information concerning members of the Board and their compliance with governance policies and standards in fiscal year 2004:

Director	I – Independent, E – Employee	Governance & Nominating Committee – Chair*	Audit Committee – Chair*	Stock Option & Compensation Committee – Chair*	% Board Mtg’s Attended	Qualified Financial Expert	Audit Committee Independence	Financially Literate
William R. Spivey	I	Yes*	-	Yes	90	N/A	Yes	Yes
Neil R. Bonke	I	-	Yes	-	100	N/A	Yes	Yes
J. David Litster	I	-	-	Yes*	100	N/A	Yes	Yes
Ann D. Rhoads	I	-	Yes*	-	90	Yes	Yes	Yes
Glen G. Possley	I	-	Yes	-	100	N/A	Yes	Yes
Delbert A. Whitaker	I	Yes	-	Yes	90	N/A	Yes	Yes
Yoshio Nishi	I	Yes	-	Yes	100	N/A	Yes	Yes
Youssef A. El-Mansy	I	Yes	-	Yes	80	N/A	Yes	Yes
Richard S. Hill	E	-	-	-	90	N/A	No	Yes

Director	Date of Most Recent Director Education	Total # of Public Boards Serving on Including Novellus	Lead Director	Age	Participated in CEO Evaluation Deliberations	Participated in Mgmt Succession & Development Session	Access To Mgmt	Participated in Board Evaluation
William R. Spivey	5/14/04	6	X	58	Yes	Yes	Yes	Yes
Neil R. Bonke	-	2	-	63	Yes	Yes	Yes	Yes
J. David Litster	4/27/04	1	-	66	Yes	Yes	Yes	Yes
Ann D. Rhoads	6/4/04	1	-	39	Yes	Yes	Yes	Yes
Glen G. Possley	6/5/01	2	-	64	Yes	Yes	Yes	Yes
Delbert A. Whitaker	-	1	-	61	Yes	Yes	Yes	Yes
Yoshio Nishi	-	1	-	65	Yes	Yes	Yes	Yes
Youssef A. El-Mansy	-	2	-	60	Yes	Yes	Yes	Yes
Richard S. Hill	6/21/04	2	-	53	No	Yes	Yes	Yes

Code of Conduct

The Board has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (“SEC”), and the listing standards of Nasdaq. A copy of the Code of Conduct is posted on the Company’s website at www.novellus.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

The Board does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or by individual directors, as applicable, and that timely and appropriate responses are provided. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. Shareholders wishing to formally communicate with the Board may send communications directly to Richard S. Hill, Chairman of the Board, and/or William R. Spivey, Lead Director, c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

Director Compensation

Until July 1, 2004, directors who were not employees of the Company (“Outside Directors”) received an annual retainer of $ 30,000, a fee of $ 2,000 for each meeting of the Board attended, a fee of $ 1,000 for each meeting of a committee of the Board attended and an annual option grant of 18,000 shares of Common Stock under the Company’s 2001 Stock Incentive Plan. The exercise price per share of such options was 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted had a maximum term of five years and were immediately exercisable. Pursuant to this policy, on April 19, 2004, Ms. Rhoads and

Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker, were each granted an option to purchase 18,000 shares of Common Stock at an exercise price of $ 31.72 per share. Effective July 1, 2004, upon the recommendation of the Stock Option and Compensation Committee, the Board amended the compensation schedule for Outside Directors to provide for an annual retainer of $ 30,000, a lead director fee of $ 10,000, an audit committee chair fee of $ 10,000, a compensation committee chair fee of $ 5,000, a fee of $ 2,000 for each meeting of the Board attended, a fee of $ 1,000 for each meeting of a committee of the Board attended and pending shareholder approval, an annual restricted stock award of 5,000 shares of Common Stock with vesting over a three-year period. The elimination of annual stock option grants in favor of restricted stock awards is conditioned upon shareholder approval of the proposed amendment to the Company’s 2001 Stock Incentive Plan as set forth in Proposal No. 2 of the Proxy Statement.

The following table provides certain information with respect to board fees paid to and stock options granted to each of the current members of the Board during the fiscal year ended December 31, 2004:

	2004 Board Fees	Number of Securities Underlying Options Granted	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Board Director					5%	10%
Neil R. Bonke	$38,264	18,000	$31.72	4/19/2009	$157,746	$348,577
Youssef A. El-Mansy	34,264	18,000	31.72	4/19/2009	157,746	348,577
J. David Litster	62,000	18,000	31.72	4/19/2009	157,746	348,577
Yoshio Nishi	53,000	18,000	31.72	4/19/2009	157,746	348,577
Glen G. Possley	62,000	18,000	31.72	4/19/2009	157,746	348,577
Ann D. Rhoads	70,000	18,000	31.72	4/19/2009	157,746	348,577
William R. Spivey	62,000	18,000	31.72	4/19/2009	157,746	348,577
Delbert A. Whitaker	52,000	18,000	31.72	4/19/2009	157,746	348,577

(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY’S
2001 STOCK INCENTIVE PLAN

General

The shareholders are asked to approve the action of the Board of Directors amending the Company’s 2001 Stock Incentive Plan (the “2001 Plan”). Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Shareholders abstaining from voting on Proposal No. 2 will be counted for purposes of determining a quorum, but will not be counted for any other purpose. Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal. Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2001 Plan unless otherwise indicated.

Subject to shareholder approval, the Board of Directors of the Company approved the amendment of the 2001 Plan in March 2005 to (a) increase the number of shares reserved for issuance under the 2001 Plan by 4,500,000 shares from 6,360,000 shares to 10,860,000 shares, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company, and (b) remove the automatic option grant program under which non-employee directors are granted an option to purchase 18,000 shares of Common Stock following each annual meeting of the shareholders. Of the total additional shares proposed to be reserved for issuance under the 2001 Plan, a maximum of 2,136,000 shares may be awarded as grants of Restricted Stock. The removal of the automatic non-employee director option grant program is conditioned upon shareholder approval of the amendment of the 2001 Plan as described above. The automatic non-employee director option grant program is being revised in order to permit greater flexibility in the granting of awards to non-employee directors under the 2001 Plan. Subject to approval of the amendment of the 2001 Plan by the shareholders of the Company, each non-employee director will be granted 5,000 shares of restricted stock on the first business day after the Annual Meeting, with one-third of the shares to vest on each yearly anniversary of the date of grant. The grant of 5,000 shares of restricted stock is intended to replace the automatic grant of 18,000 options that the non-employee directors would have received following the Annual Meeting.

The 2001 Plan is intended to enable the Company to attract and retain the best available personnel for positions at the Company, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its shareholders.

The Board of Directors recommends a vote FOR the ratification and approval of the amendment to the Company’s 2001 Plan.

A general description of the proposed amendments to the principal terms of the 2001 Plan is set forth below. This description is qualified in its entirety by the terms of the amended 2001 Plan, a copy of which is available to any shareholder upon request.

General Description

As of March 1, 2005, options to purchase 4,038,833 shares had been granted under the 2001 Plan, of which options to purchase 3,766,908 shares were outstanding. As of March 1, 2005, 688,750 shares of Restricted Stock had been granted under the 2001 Plan. As of March 1, 2005, approximately 3,000 officers, employees, consultants and directors of the Company were eligible to receive grants under the 2001 Plan. As of December 31, 2004, of the remaining 2,039,892 shares available for grant, only 13,250 shares are available for restricted stock grants. As of March 1, 2005, of the remaining 1,976,842 shares available for grant, only 19,750 shares are available for restricted stock grants.

The 2001 Plan provides for the grant of Options and Restricted Stock. The maximum number of shares with respect to which Options may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. In addition, in connection with a Grantee’s commencement of Continuous Service to the Company, a Grantee may be granted Options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations are subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company

The 2001 Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the “Administrator”), defined as the Board or one (1) or more committees designated by the Board. With respect to grants to Officers and Directors, the Stock Option and Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board may at any time amend, suspend or terminate the 2001 Plan. The 2001 Plan will terminate on March 16, 2011, unless earlier terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents of the jurisdiction, the Company shall obtain shareholder approval of any such amendment to the 2001 Plan in such a manner and to such a degree as required. In addition, shareholder approval is required for any amendment to the 2001 Plan that would do any of the following: expand the classes of persons to whom Awards may be issued; increase the number of shares authorized for issuance under the 2001 Plan (excluding increases due to changes in capitalization of the Company); increase the number of shares with respect to which Options may be awarded to any Grantee (excluding increases due to changes in capitalization of the Company); increase the number of shares available for Awards of Restricted Stock; permit unrestricted shares to be granted other than in lieu of cash payments under other incentive plans and programs of the Company, excluding any such incentive plan or program that is a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended; allow the creation of additional types of Awards; permit decreasing the exercise price of any Option outstanding under the 2001 Plan; or change any of the provisions of the section of the 2001 Plan relating to amending the 2001 Plan.

Options granted under the 2001 Plan may be either Incentive Stock Options under the provisions of Section 422 of the Code, or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees. Awards other than Incentive Stock Options may be granted to employees, directors and consultants. Under the 2001 Plan, Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the Award Agreements to be issued under the 2001 Plan. Under the 2001 Plan, Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. However, the 2001 Plan permits the designation of beneficiaries by holders of Incentive Stock Options. Other Awards shall be transferable to the extent provided in the Award Agreement.

The 2001 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of any Option awarded under the 2001 Plan may not be for more than ten years (or five (5) years in the case of Incentive Stock Options awarded to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company). The 2001 Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator, however, the price must not be less than one hundred percent (100%) (or one hundred ten percent (110%), in the case of Incentive Stock Options granted to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company) of the fair market value of the Common Stock on the date the Option is granted. The exercise price is generally payable in cash, check, shares of Common Stock or, with respect to Options, through a broker-dealer sale and remittance procedure. The aggregate fair market value of the Common Stock with respect to any Incentive Stock Options that become exercisable by an eligible employee in any calendar year may not exceed $ 100,000 or the remaining Options shall be treated as Non-Qualified Options.

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2001 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to Options to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition shall remain fully exercisable until the expiration or earlier termination of the Award.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of 2001 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonstatutory Stock Options.  The grant of a nonstatutory stock option under the 2001 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options.  The grant of an incentive stock option under the 2001 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. As of December 31, 2004, the weighted average number of years that a restricted stock award remains outstanding until fully vested is 3.72 years.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Amended Plan Benefits

Subject to approval of the amendment of the 2001 Plan by the shareholders of the Company, each non-employee director will, in lieu of the historical grant of 18,000 options, be granted 5,000 shares of restricted stock on the first business day after the Annual Meeting, with one-third of the shares to vest on each yearly anniversary of the date of grant.

Plan Cost

The Company believes, based on its analysis of a generally accepted corporate governance guideline, that its “plan cost” is approximately 0.75% below the referenced guideline.

Overhang Analysis

	December 31, 2004	Proforma April 29, 2005
Options outstanding	26,705,000	26,705,000	*
Options available for grant	2,212,000	6,712,000
	28,917,000	33,417,000

Shares outstanding	140,306,000	140,306,000	*

Overhang	20.6%	23.8%
Overhang excl. stock buyback	18.6%	21.5%

Total shares repurchased in 2004	14,800,000

Average Peer Group Overhang = 22.1%**

*Subject to change due to ESPP, exercises and new grants.

**Selected group of semiconductor capital equipment companies as of their latest filed Annual Report on Form 10-K.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

The Company’s shareholders are being asked to approve an amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan (the “Purchase Plan”). Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Shareholders abstaining from voting on Proposal No. 3 will be counted for purposes of determining a quorum, but will not be counted for any other purpose. Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal.

Subject to shareholder approval, the Board of Directors of the Company amended the Purchase Plan in March 2005, to increase the number of shares reserved for issuance under the Purchase Plan by 1,000,000 shares from 4,900,000 shares to 5,900,000 shares, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company.

The Board of Directors believes that the attraction and retention of quality personnel are essential to the Company’s continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. The Board of Directors further believes that the Purchase Plan permits the Company to raise additional capital as well as align employee interests with those of the Company’s shareholders. In the absence of an increase in the available shares, no additional shares will be available for purchase under the Purchase Plan, except to the extent that shares are not purchased during the current offering period due to the withdrawal of one or more plan participants.

The Board of Directors recommends a vote FOR the ratification and approval of the amendment to the Company’s Purchase Plan.

General Description of the Purchase Plan

The following summary of the Purchase Plan, including the proposed amendment, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request. Capitalized terms used in this Proposal No. 3 shall have the same meaning as in the Purchase Plan unless otherwise indicated. The purpose of the Purchase Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of the participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. In March 2005, subject to shareholder approval, the Board of Directors approved an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 4,900,000 shares to 5,900,000 shares, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. As of March 1, 2005, 4,558,836 shares of Common Stock had been sold pursuant to the Purchase Plan at a weighted average price of $ 14.97 per share, with 341,164 shares available for future issuance under the Purchase Plan.

The following table summarizes the historical amendments to the Purchase Plan made to date:

Date of Board Approval	Date of Shareholder Ratification	Date of Stock Split	Initial Number of Shares or Amendment to Increase Number of Shares	Total Number of Shares available under the Employee Stock Purchase Plan
May 1992	May 1992	—	150,000	150,000
January 1995	May 1995	—	100,000	250,000
March 1996	May 1996	—	40,000	290,000
April 1997	May 1997	—	60,000	350,000
—	—	September 1997	—	700,000
March 1998	May 1998	—	250,000	950,000
February 1999	May 1999	—	350,000	1,300,000
—	—	December 1999	—	3,900,000
March 2002	May 2002	—	1,000,000	4,900,000
March 2005	April 2005*	—	1,000,000	5,900,000

*	Proposed and recommended.

Any person who is employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering.

The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

The Purchase Plan is implemented by one offering during each six-month period of the Purchase Plan. The Board of Directors may alter the duration of the offering periods without shareholder approval.

The price per share at which shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period and (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date.

The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the Purchase Plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation or (ii) $ 5,000 for each offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless terminated sooner as provided in the Purchase Plan.

The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions to be accumulated during the offering period (not to exceed an amount equal to 15% of the participant’s actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period, provided, however, that the maximum number of shares that may be purchased by any participant under any offering is 1,000 shares. Unless a participant withdraws from the Purchase Plan, such participant’s option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), and (ii) no employee shall be permitted to subscribe for shares which would permit the employee to buy pursuant to the Purchase Plan more than $ 25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to fifteen (15) days prior to the end of the applicable six-month offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

In the event of the proposed dissolution or liquidation of the Company, the current offering will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the offering then in progress by setting a new exercise date. If the Board shortens the offering then in progress in lieu of assumption, the Board shall notify each participant that the exercise date for the participant’s option has been changed to the new exercise date and that either: (a)the participant’s option will be exercised automatically on the new exercise date or (b) the Company shall pay to the participant on the new exercise date an amount in cash that is equal to the excess, if any, of the fair market value of the shares subject to the option over the aggregate option price as if the participant’s option had been exercised.

The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions in excess of 15% of the participant’s compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the Purchase Plan.

Certain Federal Tax Consequences

The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the Company based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss any non-income tax or foreign, state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Any participant in the Purchase Plan is strongly urged to consult with their tax advisor about their participation in the Purchase Plan.

The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Amounts deducted from a participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. If the shares have been held by the participant for more than two years after the date of option grant and for more than one year from the purchase date of the shares, the lesser of (i) 15% of the fair market value of the shares on the date the option was granted or (ii) the difference between the fair market value of the shares on the date of the disposition of the shares and the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain will be treated as a long-term capital gain. If the shares are disposed of before the expiration of the 2-year and 1-year holding periods described above, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. There is no income tax withholding required upon the purchase or disposition of the shares by a participant.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase (subject to the requirements of reasonableness). The Company is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to the Company.

Amended Plan Benefits

As of the date of this Proxy Statement, no executive officer or employee of the Company has been granted any rights to purchase stock pursuant to the Purchase Plan subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Purchase Plan amendment by the Company’s executive officers and employees are not determinable at this time.

PROPOSAL NO. 4

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2005 and the Board of Directors recommends that the shareholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of Ernst & Young LLP as the independent auditors for the year ending December 31, 2005. Ratification and approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that a majority of the shares present or represented and entitled to vote are not voted in favor of ratification, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Ernst & Young LLP has audited the Company’s financial statements since the year ended December 31, 1986.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by Ernst & Young LLP during those periods.

		Fiscal 2004		Fiscal 2003
Audit Fees (1)
Audit	$1,198,000		$905,500
Sarbanes-Oxley related fees	863,000		7,500
		$2,061,000		$913,000

Audit-Related Fees (2)		224,000		97,000

Tax Fees (3)
Tax Compliance Fees	$1,148,000		$1,075,000
Tax Planning and Advisory	817,000		482,000
		$1,965,000		$1,557,000
All Other Fees (4)		12,000		79,000
Total(5)		$4,262,000		$2,646,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. In addition, in 2004, audit fees include those fees related to Ernst & Young LLP’s audit of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.
(4)	All Other Fees consist of fees for services other than the services reported above. In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services are so compatible.
(5)	For Fiscal 2004, the percentage of total fees paid to Ernst & Young LLP attributable to Tax Planning and Advisory Fees and All Other Fees was 19.5%. For Fiscal 2003, the percentage of total fees paid to Ernst & Young LLP attributable to Tax Planning and Advisory Fees and All Other Fees was 21.2%.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2005.

OTHER INFORMATION

Executive Officers

In addition to Mr. Hill, the executive officers of the Company as of March 1, 2005, were as follows:

Name	Age	Position
Gino Addiego	45	Senior Vice President of Corporate Operations
Jeffrey C. Benzing	48	Executive Vice President, Chief Business Officer
Fusen Chen	45	Senior Vice President of Asia-Pacific Operations
John Chenault	57	Vice President, Corporate Development
Kevin Royal	40	Vice President, Chief Financial Officer
Thomas St. Dennis	51	Executive Vice President of Sales, Worldwide Service and Marketing
Sasson Somekh	59	President
Wilbert van den Hoek	48	Executive Vice President, Chief Technical Officer

Mr. Addiego joined the Company in February 2005 as Senior Vice President of Corporate Operations. From November 1996 to February 2005, Mr. Addiego was employed at Applied Materials, Inc. where he last served as Senior Vice President, Foundation Engineering and Operations. From March 1995 to November 1996, Mr. Addiego was employed at KLA Instruments Incorporated where he served as Vice President of Engineering, Advanced Inspection Division. Mr. Addiego was employed by Photon Dynamics Incorporated from 1990 to February 1995, where he last served as Vice President, General Manager of Test and Repair Products. Mr. Addiego holds a Bachelor of Science and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

Mr. Benzing is currently Executive Vice President and Chief Business Officer, a position he has held since March 2004. He joined the Company in November 1988 as Director of Special Projects. From July 1992 through June 1999, he served as the Company’s Vice President in charge of Product Development, from July 1999 through December 2001, he served as Executive Vice President, Systems Development, Engineering and Manufacturing Operations and from January 2002 through February 2004, he served as Executive Vice President of the Deposition Business Group. From 1984 to 1988, Mr. Benzing was Vice President of Engineering of Benzing Technologies, a company that he co-founded. From 1979 to 1984, Mr. Benzing served in various positions at Hewlett Packard Company. Mr. Benzing holds a Bachelor of Science degree from the University of California, Berkeley and a Masters of Science degree from Stanford University, both in mechanical engineering.

Mr. Chen joined the Company as Senior Vice President of Asia-Pacific Operations in October 2004. From January 1994 to September 2004, Mr. Chen was employed at Applied Materials, Inc. as the Group Vice President and General Manager for the Copper Physical Vapor Deposition (PVD) & Interconnect Product Business Group. Prior to joining Applied Materials, Inc., Mr. Chen worked at LSI Logic and SGS-Thomson Microelectronics. Mr. Chen received his Bachelor of Science degree in Materials Science & Engineering from the National Tsing Hua University in Taiwan and his doctorate in Materials Science & Engineering from the State University of New York at Stony Brook. He holds more than 60 U.S. patents and has authored over 50 technical publications.

Mr. Chenault is currently Vice President, Corporate Development. Mr. Chenault joined the Company in September 1991 as Vice President, Operations. From April 1993 through April 1996, he served as Vice President, Customer Satisfaction. From May 1996 to June 1997, he served as the Executive Vice President, Operations, and then as Executive Vice President, Business Operations until January 2002 when he was named Executive Vice President of Worldwide Sales and Service. From September 2003 to February 2005, Mr. Chenault served as Vice President of Operations and Administration. From October 1988 to July 1991, he was Vice President and General Manager of Veeco Instruments, an electronics company. From 1986 to October 1988, Mr. Chenault was Vice

President and General Manager for Carroll Touch, a subsidiary of AMP, Inc., an electronics company. Mr. Chenault has also held various positions with Texas Instruments, Inc. and Recognition Equipment, Inc. Mr. Chenault holds a Bachelor of Business degree in Economics and a Masters degree in Business Administration from Western Illinois University.

Mr. Royal was promoted to the position of Chief Financial Officer for the Company in January 2002. Mr. Royal joined the Company in 1996 and has held various senior finance positions, the most recent being Vice President Finance, Corporate Controller. Prior to joining the company, Mr. Royal was with Ernst & Young LLP, in their Northern California high technology practice for over ten years. Mr. Royal received his Bachelor of Business Administration from Harding University and is a Certified Public Accountant in the state of California.

Mr. Somekh joined the Company in January 2004 as President, and member of the Office of the CEO. Mr. Somekh’s responsibilities include spearheading new product development and the Company’s product line business units. Prior to joining the Company, Mr. Somekh worked for 23 years at Applied Materials, Inc., where he held several management positions, including Executive Vice President, Chairman of the Executive Committee. Mr. Somekh is also a member of the board of directors of Synopsys, a provider of electronic design automation, and Nanosys, a nanotechnology company. Mr. Somekh received his Ph.D. in Electrical Engineering from the California Institute of Technology.

Mr. St. Dennis joined the Company in July 2003 as Executive Vice President, Sales, Worldwide Service & Marketing, and member of the Office of the CEO. Mr. St. Dennis was President and Chief Executive Officer and a member of the board of directors of Wind River Systems, Inc., a supplier of embedded software and services, from September 1999 through June 2003. From July 1992 to September 1999, Mr. St. Dennis was employed at Applied Materials, Inc., where he last served as Group Vice President and President of the Planarization and Dielectric Deposition Products Business Group. From 1987 to 1992, Mr. St. Dennis was Vice President of Technology at the Silicon Valley Group, Inc., a semiconductor equipment manufacturer. From 1983 to 1987, he served as Vice President of Sales and Marketing at Semiconductor Systems, Inc., a semiconductor company. Mr. St. Dennis holds Bachelor of Science and Masters degrees in Physics from the University of California at Los Angeles.

Mr. van den Hoek joined the Company in May 1990 as Director of Technology of Nippon Novellus Systems. From April 1996 through May 1997, he served as Vice President, HDP-CVD Business Unit. From June 1997 through June 1999, he served as Vice President, Dielectric Business Unit and is currently Executive Vice President, Chief Technical Officer. Since February 2005, Mr. van den Hoek has also served as President and Chief Executive Officer of Novellus Development Company. From 1980 to May 1990, he held a variety of positions at the Philips Research Laboratories in Eindhoven, The Netherlands and Sunnyvale, California. The last position Mr. van den Hoek held at Philips Research Laboratories was group manager of the Si Technology Research Group. Mr. van den Hoek is also a member of the board of directors of Semiconductor Research Corporation. Mr. van den Hoek received a Doctorandus in Chemistry from Rijks Universiteit Utrecht, The Netherlands.

Officers serve at the discretion of the Board of Directors until their successors are appointed. There are no family relationships among the Company's executive officers or directors.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers on December 31, 2004 whose aggregate cash compensation exceeded $ 100,000 during the year ended December 31, 2004 (collectively, the “named executive officers”).

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Restricted Stock Award(s) ($)		Securities Underlying Options/SARs (#)(2)	All Other Compensation ($)
Richard S. Hill	2004	774,231	1,076,880		2,343,000	(3)(4)	350,000	30,852	(5)
Chairman of the Board	2003	750,000	—		—		—	29,630	(5)
and Chief Executive	2002	709,615	449,247		1,462,000	(6)	300,000	24,779	(5)
Officer

Sasson Somekh (7)	2004	423,846	593,110		2,389,185	(4)(8)(9)	412,500	3,906	(12)
President						(10)(11)

Thomas St. Dennis (13)	2004	380,000	349,594		762,685	(4)(8)	112,500	1,960	(16)
Executive Vice President						(14)(15)
	2003	175,384	100,000	(17)	1,825,000	(18)	150,000	905	(16)

Jeffrey C. Benzing	2004	330,000	286,080		364,890	(4)(8)	70,000	12,740	(21)
Executive Vice President						(19)(20)
	2003	328,789	—		—			10,946	(21)
	2002	273,490	48,344		146,200	(22)	100,000	9,195	(21)

Wilbert van den Hoek	2004	319,385	296,522		692,910	(4)(8)	87,500	5,201	(25)
Executive Vice President						(23)(24)
	2003	299,596	—		—		—	5,042	(25)
	2002	273,490	60,149		146,200	(26)	100,000	4,895	(25)

(1)	With regard to fiscal year 2004 salary: (a) Mr. Hill received an 3.3% salary increase in January 2004 and an 8% salary increase in December 2004 and (b) each of the other executive officers listed above received various salary increases ranging from 4% to 12% in December 2004. The December 2004 salary increases were effective December 11, 2004.
(2)	Amounts represent stock option grants. See Option/SAR Grants in Last Fiscal Year table.
(3)	Represents a total of 75,000 shares granted to Mr. Hill on June 11, 2004 pursuant to a Restricted Stock Award Agreement.
(4)	Value is based on the price of the Company’s Common Stock on June 11, 2004 ($ 31.24). 50% of the shares will vest when the Company has four consecutive quarters totaling $ 2.5 billion of revenue and the remaining 50% will vest on June 11, 2009. In the event that the Company has not had four consecutive quarters totaling $ 2.5 billion of revenue, 100% of the shares will vest on June 11, 2009.
(5)	Represents $ 2,070, $ 4,002, and $ 3,779 in life insurance premiums paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Hill, $ 28,782, $ 25,112, and $ 21,000 in tax preparation and financial advisory fees paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Hill, and $ 516 in country club membership dues reimbursed to Mr. Hill in 2003.
(6)	Represents a total of 50,000 shares granted to Mr. Hill pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on December 13, 2002 ($ 29.24). 50% of the shares will vest when the Company has four consecutive quarters totaling $ 2.5 billion of revenue and the remaining 50% will vest on December 13, 2007. In the event that the Company has not had four consecutive quarters totaling $ 2.5 billion of revenue, 100% of the shares will vest on December 13, 2007.

(7)	Mr. Somekh joined the Company in January 2004.
(8)	Value is based on the price of the Company’s Common Stock on December 9, 2004 ($ 27.91). 50% of the shares will vest when the Company has four consecutive quarters totaling $ 2.5 billion of revenue and the remaining 50% will vest on December 9, 2009. In the event that the Company has not had four consecutive quarters totaling $ 2.5 billion of revenue, 100% of the shares will vest on December 9, 2009.
(9)	Represents a total of 50,000 shares granted to Mr. Somekh pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on January 29, 2004 ($ 32.53). 20% of the shares vest on January 26 of each year, beginning on January 26, 2005.
(10)	Represents a total of 19,500 shares granted to Mr. Somekh on June 11, 2004 pursuant to a Restricted Stock Award Agreement.
(11)	Represents a total of 5,500 shares granted to Mr. Somekh on December 9, 2004 pursuant to a Restricted Stock Award Agreement.
(12)	Represents $ 3,906 in life insurance premiums paid in 2004 by the Company on behalf of Mr. Somekh.
(13)	Mr. St. Dennis joined the Company in July 2003.
(14)	Represents a total of 19,500 shares granted to Mr. St. Dennis on June 11, 2004 pursuant to a Restricted Stock Award Agreement.
(15)	Represents a total of 5,500 shares granted to Mr. St. Dennis on December 9, 2004 pursuant to a Restricted Stock Award Agreement.
(16)	Represents $ 1,960 and $ 905 in life insurance premiums paid in 2004 and 2003, respectively, by the Company on behalf of Mr. St. Dennis.
(17)	Represents $ 100,000 year-end bonus.
(18)	Represents a total of 50,000 shares granted to Mr. St. Dennis pursuant to a Restricted Stock Purchase Agreement. Value is based on the price of the Company’s Common Stock at July 17, 2003 ($ 36.50). 20% of the shares vest on July 8th of each year, beginning on July 8, 2004.
(19)	Represents a total of 9,000 shares granted to Mr. Benzing on June 11, 2004 pursuant to a Restricted Stock Award Agreement.
(20)	Represents a total of 3,000 shares granted to Mr. Benzing on December 9, 2004 pursuant to a Restricted Stock Award Agreement.
(21)	Represents $ 1,098, $ 1,092 and $ 895 in life insurance premiums paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Benzing, and $ 11,642, $ 9,854 and $ 8,300 in tax preparation and financial advisory fees paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. Benzing.
(22)	Represents a total of 5,000 shares granted to Mr. Benzing pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on December 13, 2002 ($ 29.24). 50% of the shares will vest when the Company has four consecutive quarters totaling $ 2.5 billion of revenue and the remaining 50% will vest on December 13, 2007. In the event that the Company has not had four consecutive quarters totaling $ 2.5 billion of revenue, 100% of the shares will vest on December 13, 2007.
(23)	Represents a total of 19,500 shares granted to Mr. Van den Hoek on June 11, 2004 pursuant to a Restricted Stock Award Agreement.
(24)	Represents a total of 3,000 shares granted to Mr. Van den Hoek on December 9, 2004 pursuant to a Restricted Stock Award Agreement.
(25)	Represents $ 1,059, $ 988 and $ 895 in life insurance premiums paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. van den Hoek, and $ 4,142, $ 4,054 and $ 4,000 in tax preparation and financial advisory fees paid in 2004, 2003 and 2002, respectively, by the Company on behalf of Mr. van den Hoek.
(26)	Represents a total of 5,000 shares granted to Mr. van den Hoek pursuant to a Restricted Stock Award Agreement. Value is based on the price of the Company’s Common Stock on December 13, 2002 ($ 29.24). 50% of the shares will vest when the Company has four consecutive quarters totaling $ 2.5 billion of revenue and the remaining 50% will vest on December 13, 2007. In the event that the Company has not had four consecutive quarters totaling $ 2.5 billion of revenue, 100% of the shares will vest on December 13, 2007.

Option/SAR Grants in Fiscal Year 2004

The following table provides certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 2004:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees (1)	Exercise Price Per Share	Expiration Date	5%	10%
Richard S. Hill ..	150,000	2.88%	$31.24	06/11/14	$2,947,000	$7,468,277
	200,000	3.85%	$27.81	12/10/14	3,497,912	8,864,396
Sasson Somekh	250,000	4.80%	$32.53	01/29/14	5,114,486	12,961,111
	37,500	0.72%	$31.24	06/11/14	736,750	1,867,069
	125,000	2.40%	$27.91	12/09/14	2,194,056	5,560,169
Thomas St. Dennis	37,500	0.72%	$31.24	06/11/14	736,750	1,867,069
	75,000	1.44%	$27.91	12/09/14	1,316,434	3,336,101
Jeffrey C. Benzing	20,000	0.38%	$31.24	06/11/14	392,933	995,770
	50,000	0.96%	$27.91	12/09/14	877,622	2,224,068
Wilbert van den Hoek	37,500	0.72%	$31.24	06/11/14	736,750	1,867,069
	50,000	0.96%	$27.91	12/09/14	877,622	2,224,068

(1)	Based on a total of 5,198,270 options granted to employees of the Company in 2004, including the named executive officers.

(2)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

The following table sets forth certain information with respect to stock options exercised by the named executive officers during the fiscal year ended December 31, 2004, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2004, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2004.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)
Name	Shares Acquired On Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard S. Hill	—	—	1,059,035	574,999	$1,184,357	$16,000
Sasson Somekh	—	—	—	412,500	—	—
Thomas St. Dennis	—	—	37,500	225,000	—	—
Jeffrey C. Benzing	82,000	$1,319,019	380,870	151,250	464,840	—
Wilbert van den Hoek	—	—	584,300	181,250	2,715,845	—

(1)	Calculated on the basis of the last reported sale price per share for the Company’s Common Stock on the Nasdaq National Market System of $ 27.89 on December 31, 2004.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2004, including the Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1992 Employee Stock Purchase Plan, the 2001 Stock Incentive Plan, the 2001 Non-Qualified Stock Option Plan, as amended, and the option plans and agreements assumed by the Company in connection with the acquisitions of GaSonics International Corporation (the “GaSonics Acquisition”) and SpeedFam-IPEC, Inc. (the “SpeedFam-IPEC Acquisition”).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	14,633,179	$30.64	2,381,056
Equity compensation plans not approved by security holders (2)(3)(4)(5)	12,071,687	$34.54	172,424
Total	26,704,866	$32.40	2,553,480

(1)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Stock Option Plan, Amended and Restated 1992 Employee Stock Purchase Plan, and 2001 Stock Incentive Plan.

The Amended and Restated 1992 Stock Option Plan (the “1992 Plan”) was originally adopted by the Board of Directors in April 1992 and was approved by the shareholders in May 1992. The Board adopted amendments and restatements of the 1992 Plan in 1993, 1995, 1996, 1997, 1998 and 1999. These amendments and restatements were approved by the shareholders in 1994, 1995, 1996, 1997, 1998 and 2000. The 1992 Plan is administered by the Stock Option and Compensation Committee. Options granted pursuant to the 1992 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Stock Option and Compensation Committee. Stock options expire ten years after the date of grant. The 1992 Plan expired in 2002 and options are no longer granted under the 1992 Plan. As of December 31, 2004, there were options outstanding to purchase 10,935,821 shares of the Company’s Common Stock under the 1992 Plan at a weighted average exercise price of $ 31.23 per share and no shares available for future issuance.

The Amended and Restated 1992 Employee Stock Purchase Plan (the “1992 ESPP”) was originally adopted by the Board and approved by the shareholders in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board and approved by the shareholders in 1995, 1996, 1997, 1998, 1999 and 2002. The purpose of the 1992 ESPP is to provide participating employees of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. The 1992 ESPP is implemented by one offering during each six-month period. The Board of Directors may alter the duration of the offering periods without shareholder approval. The price per share at which shares are sold under the 1992 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $ 5,000 for each offering period. A participant may purchase no more than 1,000 shares in any one offering period. As of December 31, 2004, there were 341,164 shares available for future issuance under the 1992 Plan.

The 2001 Stock Incentive Plan (the “2001 Plan”) was originally adopted by the Board of Directors in March 2001 and approved by the shareholders in May 2001. The 2001 Plan is administered by the Stock Option and Compensation Committee. Options granted pursuant to the 2001 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Stock Option and Compensation Committee. Options expire ten years after the date of grant. The stock options issued under the 2001 Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. As of December 31, 2004, there were options outstanding to purchase 3,697,358 shares of the Company’s Common Stock under the 2001 Plan at a weighted average exercise price of $ 28.88 per share and 2,039,892 shares available for future issuance.

(2)	Includes 670,478 shares of the Company’s Common Stock issuable pursuant to option plans and agreements assumed pursuant to the GaSonics Acquisition and 10,219 shares of the Company’s Common Stock available for future issuance pursuant to option plans assumed pursuant to the GaSonics Acquisition. The option agreements were originally issued by GaSonics under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan and the GaSonics International Corporation 2000 Supplemental Stock Option Plan (collectively, the “GaSonics Plans”), which are described below.

Pursuant to the GaSonics Acquisition, the Company assumed the option agreements then outstanding under the GaSonics Plans (the “GaSonics Assumed Options”). The GaSonics Assumed Options are governed by the terms of the respective GaSonics Plan under which they were originally issued. In addition, any future options issued under the GaSonics Plans will be governed by the respective plan under which such options are issued. Options governed by the terms of the GaSonics Plans generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the GaSonics Plans vest based upon years of service, generally four years.

The GaSonics Plans, other than the Gamma Precision Technology 1998 Stock Option Plan, which was assumed by GaSonics when GaSonics acquired Gamma Precision Technology, were duly approved by the shareholders of GaSonics prior to the GaSonics Acquisition.

(3)	Includes 1,024,469 shares of the Company’s Common Stock issuable pursuant to option plans and agreements assumed pursuant to the SpeedFam-IPEC Acquisition and 24,242 shares of the Company’s Common Stock available for future issuance pursuant to option plans assumed pursuant to the SpeedFam-IPEC Acquisition. The option agreements were originally issued by SpeedFam-IPEC under the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, the SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended, the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001 (collectively, the “SpeedFam-IPEC Plans”), which are described below.

Pursuant to the SpeedFam-IPEC Acquisition, the Company assumed the option agreements then outstanding under the SpeedFam-IPEC Plans (the “SpeedFam-IPEC Assumed Options”). The SpeedFam-IPEC Assumed Options are governed by the terms of the respective SpeedFam-IPEC Plan under which they were originally issued. In addition, any future options issued under the SpeedFam-IPEC Plans will be governed by the respective plan under which such options are issued. Options governed by the terms of the SpeedFam-IPEC Plans generally are non-transferable and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the SpeedFam-IPEC Plans vest based upon years of service, generally four years. The SpeedFam-IPEC Plans, other than the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc. and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001, were duly approved by the shareholders of SpeedFam-IPEC prior to the SpeedFam-IPEC Acquisition.

(4)	Includes 10,126,740 shares of the Company’s Common Stock issuable pursuant to option plans and agreements and 137,963 shares of the Company’s Common Stock available for future issuance pursuant to the Company’s 2001 Non-Qualified Stock Option Plan, which is described below.

The Board of Directors adopted the 2001 Non-Qualified Stock Option Plan (the “2001 Non-Qualified Plan”) in December 2001. The 2001 Non-Qualified Plan is administered by the Stock Option and Compensation Committee. Pursuant to the 2001 Non-Qualified Plan, the Stock Option and Compensation Committee may grant non-qualified stock options, at its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified stock options may be issued under the 2001 Non-Qualified Plan. Stock options may not be granted to officers and directors of the Company from the 2001 Non-Qualified Plan. Stock options shall be issued under the 2001 Non-Qualified Plan with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed ten years from the date of grant.

(5)	Includes 250,000 shares of the Company’s Common Stock issuable pursuant to the grant of an employment inducement stock option to Sasson Somekh, who joined the Company in January 2004.

Employment Agreements

Richard S. Hill.  Effective as of March 11, 2005, the Company entered into an amended and restated employment agreement with Richard S. Hill, who is currently serving as our Chairman and Chief Executive Officer. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999 and January 14, 2004.

The current agreement provides for an initial employment term through December 31, 2006, with automatic renewals for successive two year periods if Mr. Hill continues to serve on the last day of each term. The agreement further provides that Mr. Hill will receive a base salary of $ 840,000 per annum and will be eligible to participate in the Company’s existing executive bonus plan.

In addition, Mr. Hill will be entitled to receive certain benefits and/or payments in connection with the termination of the agreement. These benefits and/or payments will vary depending upon whether termination of the agreement occurs as a result of Mr. Hill’s death, disability, resignation for “Good Reason,” or termination “Not for Cause” (all as defined in the agreement). If the agreement is terminated by reason of Mr. Hill’s death, the Company will continue to pay salary and benefits to Mr. Hill’s estate through the second full month after his death. If the agreement is terminated by reason of Mr. Hill’s disability, as defined therein, the Company will continue to employ Mr. Hill at 66 2/3% of his base salary at the time of disability and shall include Mr. Hill in the Company’s health insurance benefit plans until he reaches age 65. If the Company terminates the agreement Not for Cause or if Mr. Hill resigns for Good Reason, Mr. Hill will be entitled to receive (i) the greater of a severance payment equal to two years of his then current base salary, or his base salary through the expiration date of the agreement, which shall be payable in the form of salary continuation for two years on the Company’s normal payroll schedule; (ii) annual bonus payments equal to 150% of his then current base annual salary during the salary continuation period, payable in any year in which the Company pays any bonuses to any other employees; (iii) payment of health insurance premiums in accordance with the Company’s officer retirement health benefit program without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the salary continuation period, with vested options to be exercised within three years following the end of such period, during which time Mr. Hill will serve as a consultant; and (v) immediate vesting of his restricted stock award such that the Company’s right to repurchase such restricted stock shall immediately lapse. Payments during this salary continuation period are conditioned upon Mr. Hill’s observance of obligations not to compete with the Company’s business. Mr. Hill’s right to terminate for Good Reason shall continue for two years following a “Change of Control” (as defined in the agreement) in which he accepts a position with the Company or its successor, other than as chairman and chief executive officer. Mr. Hill’s Change of Control payments and benefits may be reduced such that they would not constitute a “parachute payment” within the meaning of Section 280G of the Code, or be subject to the excise tax imposed by Section 4999 of the Code. If the Company terminates the agreement for “Cause” (as defined in the agreement), or if Mr. Hill terminates Not for Cause, no further rights to compensation or benefits will accrue to Mr. Hill, except that in a termination Not for Cause (i) Mr. Hill and his qualified dependents shall receive continued health insurance coverage under the Company’s officer retirement health benefit program, without regard to any age or length of service limitations for that program and (ii) if Mr. Hill is age fifty-five or older, he will receive a payment equal to twenty-four times his highest base monthly salary and an additional payment calculated according to the schedule set forth in the agreement. If Mr. Hill terminates his employment Not for Cause or retires after being disabled he will also receive the benefits he is entitled to under the Company’s July 1993 Board of Directors’ Resolution Regarding Officer’s Retirement, Medical and Dental Coverage; these may include lifetime health insurance for himself and his qualified dependents.

Sasson Somekh.  In January 2004, the Company entered into an employment agreement with Mr. Somekh pursuant to which the Company retained Mr. Somekh as President for an annual base salary (subject to adjustment) of $ 475,000. As of the end of 2004, Mr. Somekh’s annual base salary was adjusted to $ 520,000. The Company will also pay one hundred percent of the cost of coverage for Mr. Somekh and a portion of the cost of coverage for Mr. Somekh’s dependents in accordance with the terms of the Company’s health, dental, vision, life and long-term disability insurance programs. As a senior member of the Company’s executive team, Mr. Somekh is entitled to unlimited use of the Company’s executive financial counselors at no cost to Mr. Somekh for the course of his employment at the Company and to the use of Ernst & Young LLP to prepare his personal tax returns.

Thomas St. Dennis.  In June 2003, the Company entered into an employment agreement with Mr. St. Dennis pursuant to which the Company retained Mr. St. Dennis as Executive Vice President, Sales & Marketing, for an annual base salary (subject to adjustment) of $ 380,000. As of the end of 2004, Mr. St. Dennis’ annual base salary was adjusted to $ 425,000. The Company also agreed to pay life insurance policy premiums in the amount of $ 75,000 per year for two years and one hundred percent of the cost of coverage for Mr. St. Dennis and a portion of the cost of coverage for Mr. St. Dennis’ dependents in accordance with the terms of the Company’s health, dental, vision, life and long-term disability insurance programs. As a senior member of the Company’s executive team, Mr. St. Dennis is also entitled to unlimited use of the Company’s executive financial counselors at no cost to Mr. St. Dennis.

Certain Relationships and Related Transactions

The Company leases an aircraft from a third-party entity wholly owned by Richard S. Hill, the Company’s Chairman and Chief Executive Officer. Under the aircraft lease agreement, the Company incurred lease expense of $ 918,230, $ 789,025 and $ 202,205 for the years ended December 31, 2004, 2003 and 2002, respectively. As part of the Company’s internal audit plan, in January 2004, the Audit Committee authorized the Company’s internal audit function to conduct a study of lease rates for similar aircraft. The results of this study confirmed that rates charged by the third-party entity would be comparable to amounts charged by third-party commercial charter companies for similar aircraft.

Mr. Hill is a member of the Board of Directors of the University of Illinois Foundation. The Company regularly provides research funding to certain groups, and the Company provided research grants to the University of Illinois and certain of its professors in the amount of $ 100,000 in each of the years ended December 31, 2004, 2003 and 2002, respectively.

Mr. Hill is also a member of the Board of Directors of LTX Corporation. The Company recorded sublease income from LTX Corporation of $ 1,402,790, $ 1,402,790, and $ 1,119,398 for the years ended December 31, 2004, 2003 and 2002, respectively.

During each of the years ended December 31, 2004, 2003 and 2002 the Company employed, in non-executive positions, an immediate family member of each of Richard S. Hill, Jeffrey C. Benzing and Wilbert van den Hoek, executive officers of the Company. The aggregate salary, bonus and profit-sharing amounts excluding any perquisites paid to the three immediate family members during the years ended December 31, 2004, 2003 and 2002 were $ 515,400, $ 466,418 and $ 402,959 respectively.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Stock Option and Compensation Committee Report, the Audit Committee Report and the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

Stock Option and Compensation Committee Report
on Executive Compensation

Compensation Philosophy

The Company applies a consistent compensation philosophy for all employees, including senior management. This philosophy is to recognize effort, but pay for performance. The Company establishes aggressive goals and objectives at the beginning of each year, and provides incentives to its employees and management by awarding a percentage of their compensation based on achieving these goals and objectives. By linking compensation to performance, the Company seeks to ensure that the interests of its employees are closely aligned with those of its shareholders.

The Company recognizes that competition for qualified personnel within the semiconductor industry is intense. A competitive total compensation package is necessary to attract, motivate and retain employees of the highest caliber.

Compensation Vehicles

Compensation at the Company has three principal components: Salary, Cash Bonuses and Equity Compensation.

Salary

The Company targets base salaries at the 50th percentile of comparable companies within the semiconductor industry as well as other high-technology firms. To ensure this position, the Company consults surveys that track other leading companies, many of which are included in the RDG Technology Composite Index.

Cash Bonuses

The Company includes all of its employees in the rewards of achieving its financial targets. Profit Sharing is paid to all employees who do not participate in a separate cash incentive program. Bonus participation is targeted at top management performers within the Company, and payments are designed to be a significant part of their compensation. Bonuses are based upon achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan that includes profitability targets as well as other goals, such as inventory turns. Individual objectives depend on the role of each employee in the Company, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. If the corporate goals are achieved, bonuses are approved by the Stock Option and Compensation Committee (the “Compensation Committee”) and distributed to participating executive officers and employees based on the achievement of their individual performance objectives.

Senior Executive Bonus Plan

During the year ended December 31, 2004, the Company maintained a senior executive bonus plan program. The Compensation Committee approved specific performance targets under the bonus plan for the fiscal year ended December 31, 2004. Bonuses are paid under the bonus plan only if performance goals set by the Company at the beginning of each fiscal year were actually achieved. Accordingly, the actual bonuses paid (if any) varied depending upon actual performance. For the fiscal year ended December 31, 2004, the Compensation Committee compared the Company’s actual performance to targeted performance for the year and applied the bonus formula to this actual performance. This calculation resulted in $ 3,230,983 in bonuses being paid to executive officers under the senior executive bonus plan.

Equity Compensation

In addition to cash bonuses, the Company intends to utilize grants of restricted shares and awards of stock bonuses to provide additional long-term incentives for the named executive officers and other employees. Stock option grants are also used to provide additional incentives for these individuals and the stock option grant guidelines are reviewed annually to ensure their competitiveness. Participation in the program is based on industry competitive practices, the employee’s individual performance and the employee’s ranking within the Company. The Company offers these incentives to participating employees in a manner that is consistent with the Company’s long-term goals and objectives through equity ownership.

Performance Measures and CEO and Executive Compensation

The Compensation Committee strongly believes that management should be motivated and incentivized to improve the operating performance and cash flow of the Company, not just the Company’s stock price. Management should focus its efforts on successfully growing earnings and revenues and increasing asset utilization, which efforts should eventually manifest themselves in an increase in the Company’s stock price. The Compensation Committee believes that this management focus should drive better performance, provide correct incentives and ultimately result in superior long-term returns to the Company’s shareholders.

Mr. Hill’s base salary for the fiscal year ending December 31, 2005 has been established at $ 840,000. His base salary was determined in part by comparing the base salaries of chief executive officers at other companies of similar size.

The bonus awarded to Mr. Hill is based on achievement of corporate goals. The criterion for payment of bonuses for fiscal 2004 was calculated based upon net after-tax profits and asset turnover. Because the net profit after-tax (NPAT) threshold approved by the Board was achieved, Mr. Hill as well as the executives eligible for cash incentive compensation each received some bonus; because the targeted values for NPAT and asset turns were not fully achieved, they did not receive as high a bonus as they might have if the goals had been met. Mr. Hill received an annual bonus in 2004 equal to approximately 128.2% of his base salary whereas he would have received a bonus of 150% of his base salary had the goals been met. The criteria for payment of bonuses for fiscal 2004 were calculated based upon a 14% after-tax profit margin on a shipments basis, adjusted for certain one-time charges, and an adjusted asset turnover factor of 1.27. Mr. Hill was also granted 350,000 stock options in 2004.

When the Compensation Committee and the Board met in June 2004, the Company’s business had improved significantly and the Chief Executive Officer and senior management recommended restricted stock grants to high value employees. The Compensation Committee approved these grants and also the grant of 75,000 shares of restricted stock to Mr. Hill. The restricted stock grants specify that 50% of the shares will vest when the Company has four consecutive quarters totaling $ 2.5 billion of revenue and the remaining 50% will vest on June 11, 2009. In the event that the Company has not had four consecutive quarters totaling $ 2.5 billion of revenue, all of the shares will vest on June 11, 2009.

Since October 1, 1998, the Company and Mr. Hill have been parties to an employment agreement. The agreement was amended and restated in 2005. The main changes include the addition of clauses in the event of a change in control of the Company and the provision of retirement benefits analogous to those provided to former executive officers of the Company. For a more detailed discussion of the agreement, see “Employment Agreements” earlier in this Proxy Statement.

Compensation Policy Regarding Deductibility

It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under section 162(m) of the Internal Revenue Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $ 1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $ 1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m).

In the recent past, compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers has been deductible by the Company even though certain compensation may not have qualified as “performance-based compensation.” However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $ 1 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. For example, each of the Company’s executive officers has been granted restricted stock that will vest over the next several years based upon either a time based vesting schedule or the achievement of certain performance goals. Please see the Summary Compensation Table for more details regarding such restricted stock awards.

The Company does not expect base salary cash compensation paid to each of the Company’s executive officers subject to Section 162(m) to exceed $ 1 million for fiscal 2005, and therefore expects all such cash compensation to be deductible.

SUBMITTED BY THE STOCK OPTION AND
COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

J. David Litster
Youssef A. El-Mansy
Yoshio Nishi
William R. Spivey
Delbert A. Whitaker

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities to the shareholders with respect to the Company’s independent auditors and corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee which is attached as Appendix B to this Proxy Statement. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors.

With regard to the fiscal 2004 audit, the Audit Committee discussed with the Company’s independent auditors the scope, extent and procedures for their audits. Following completion of the audits, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by the Independence Standards Board Standard No. 1, discussed with the independent auditors the auditors’ independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify and approve the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Finally, the Audit Committee reviewed management’s process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and received periodic updates regarding management’s progress.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Ann D. Rhoads
Neil R. Bonke
Glen G. Possley
D. James Guzy (1)

(1)	Mr. Guzy became director emeritus of the Company in April 2004. As a director emeritus, Mr. Guzy is invited to attend Board and committee meetings, but he has no voting rights.

Performance Graph

The following line graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company’s Common Stock since December 31, 1999 with (ii) the cumulative total shareholder return on (a) the Standard & Poor’s 500 Index, and (b) the RDG Technology Composite Index. The comparison assumes an investment of $ 100 on December 31, 1999 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

*	Assumes an investment of $ 100 on December 31, 1999 or index-including reinvestment of dividends. Based on fiscal year ending
December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
Novellus Systems, Inc.	$100.00	$87.99	$96.59	$68.75	$102.95	$68.28
Standard & Poor’s 500 Index	100.00	90.89	80.09	62.39	80.29	89.02
RDG Technology Composite	100.00	69.88	48.14	26.35	39.98	43.08

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 1, 2005 as to (a) each director and nominee, (b) each named executive officer, (c) all current officers and directors as a group, and (d) each person known by the Company, as of December 31, 2004, to beneficially own more than 5% of the outstanding shares of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, MD 21202	10,836,243	7.71%
Entities affiliated with Amvescap PLC. (3) 11 Devonshire Square London EC2M 4YR England	9,718,736	6.92%
Richard S. Hill (4)	1,339,436	0.95%
Wilbert van den Hoek (5)	705,025	0.50%
Jeffrey C. Benzing (6)	651,034	0.46%
Sasson Somekh (7)	137,500	0.10%
Glen G. Possley (8)	128,000	0.09%
Thomas St. Dennis (9)	102,677	0.07%
William R. Spivey (10)	92,000	*
J. David Litster (11)	79,000	*
Yoshio Nishi (12)	46,000	*
Delbert A. Whitaker (13)	46,000	*
Ann D. Rhoads (14)	36,000	*
Neil R. Bonke (15)	22,545	*
Youssef A. El-Mansy (16)	21,000	*
All current officers and directors as a group (17 persons) (17)	4,044,555	2.82%

*	Less than 0.07%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 140,498,865 shares outstanding on March 1, 2005, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, T. Rowe Price Associates, Inc. has sole voting power with respect to 1,480,792 shares and sole dispositive power with respect to 10,836,243 shares as of December 31, 2004.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, AIM Advisors, Inc. has sole voting and dispositive power with respect to 7,358,870 shares, AIM Private Asset Management has sole voting and dispositive power with respect to 273 shares, INVESCO Asset Management (Japan) Limited has sole voting and dispositive power with respect to 21,000 shares, AIM Capital Management, Inc. has sole voting and dispositive power with respect to 1,654,150 shares, INVESCO Institutional (N.A.), Inc. has sole voting and dispositive power with respect to 678,887 shares, and INVESCO Asset Management GmbH has sole voting and dispositive power with respect to 5,556 shares as of December 31, 2004.

(4)	Includes (i) options to purchase an aggregate of 1,092,623 shares which will be fully vested and exercisable within 60 days of March 1, 2005, (ii) 125,000 shares subject to further vesting restrictions, (iii) 5,618 shares held by Mr. Hill’s spouse, (iv) 2,000 shares held by Mr. Hill’s spouse subject to further vesting restrictions and (v) options to purchase an aggregate of 35,856 shares held by Mr. Hill’s spouse which will be fully vested and exercisable within 60 days of March 1, 2005.

(5)	Includes (i) options to purchase an aggregate of 596,800 shares which will be fully vested and exercisable within 60 days of March 1, 2005, (ii) 32,300 shares subject to further vesting restrictions, (iii) 2,314 shares held by Mr. van den Hoek’s spouse, and (iv) options to purchase an aggregate of 1,600 shares held by Mr. van den Hoek’s spouse which will be fully vested and exercisable within 60 days of March 1, 2005.

(6)	Includes (i) options to purchase an aggregate of 393,370 shares which will be fully vested and exercisable within 60 days of March 1, 2005, (ii) 21,800 shares subject to further vesting restrictions, (iii)632 shares held by Mr. Benzing’s spouse, (iv) 17,000 shares held by Mr. Benzing’s spouse subject to further vesting restrictions, and (v) options to purchase an aggregate of 217,600 shares held by Mr. Benzing’s spouse which will be fully vested and exercisable within 60 days of March 1, 2005.

(7)	Includes (i) options to purchase an aggregate of 62,500 shares which will be fully vested and exercisable within 60 days of March 1, 2005, (ii) 65,000 shares subject to further vesting restrictions.

(8)	Includes options to purchase an aggregate of 74,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(9)	Includes (i) options to purchase an aggregate of 37,500 shares which will be fully vested and exercisable within 60 days of March 1, 2005, (ii) 65,000 shares subject to further vesting restrictions.

(10)	Includes options to purchase an aggregate of 74,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(11)	Includes options to purchase an aggregate of 74,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(12)	Includes options to purchase an aggregate of 46,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(13)	Includes options to purchase an aggregate of 46,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005

(14)	Includes options to purchase an aggregate of 36,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(15)	Includes options to purchase an aggregate of 22,545 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(16)	Includes options to purchase an aggregate of 18,000 shares which will be fully vested and exercisable within 60 days of March 1, 2005.

(17)	Includes (i) options to purchase an aggregate of 3,131,060 shares held by the current officers and directors which will be fully vested and exercisable within 60 days of March 1, 2005, (ii) 363,100 shares held by the current officers subject to further vesting restrictions, and (iii) indirect holdings attributable to executive officers in the amount of 282,620 shares.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

Other Business

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you expect to attend the Annual Meeting of shareholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instruction. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed Proxy Card by mail in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your Proxy Card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NOVELLUS SYSTEMS, INC., 4000 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE 2004 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

THE BOARD OF DIRECTORS

Dated: March 21, 2005

APPENDIX A

CORPORATE GOVERNANCE COMPARISON CHART

Corporate Governance Guidelines
Novellus Systems, Inc. Compliance

	Corporate Governance Guidelines	Novellus Compliance	Comments
A.	Board of Directors
1.	The board is controlled by greater than 75% of independent directors.	☒ Yes ☐ No
2.	The governance and nominating committee is comprised solely of independent outside directors.	☒ Yes ☐ No
3.	The stock option and compensation committee is comprised solely of independent outside directors.	☒ Yes ☐ No
4.	The company has a committee that oversees governance issues and the committee has met in the past year.	☒ Yes ☐ No
5.	The full board of directors is elected annually.	☒ Yes ☐ No
6.	There are between nine and twelve directors serving on the board.	☒ Yes ☐ No
7.	The board is authorized to increase or decrease the size of the board without shareholder approval.	☒ Yes ☐ No	Our bylaws allow our board to increase or decrease its size within a range of six to eleven members.
8.	The CEO serves on the boards of two or fewer other public companies.	☒ Yes ☐ No
9.	No former CEO of the company serves on the board.	☒ Yes ☐ No
10.	The company has a designated lead director.	☒ Yes ☐ No
11.	The company has governance guidelines that have been publicly disclosed.	☒ Yes ☐ No
12.	A mandatory retirement age for directors has been disclosed.	☒ Yes ☐ No
13.	The company has established and disclosed term limits for directors.	☐ Yes ☒ No	Members of the board stand for re-election each year and can be removed by the shareholders in certain circumstances.
14.	The company has disclosed its policy that the board reviews its performance regularly.	☒ Yes ☐ No
15.	The company has disclosed its policy that outside directors meet regularly without the CEO present.	☒ Yes ☐ No
16.	The company has disclosed that a board-approved CEO succession plan has been discussed and adopted.	☒ Yes ☐ No
17.	Board members have express authority to retain outside advisors.	☒ Yes ☐ No

	Corporate Governance Guidelines	Novellus Compliance	Comments
18.	All directors attended at least 75% of the board meetings in the past year or have a valid excuse if attendance is less than 75%.	☒ Yes ☐ No
19.	Vacant board seats are filled by directors elected by shareholders.	☒ Yes ☐ No
20.	The company has a policy that limits the number of other boards on which a director may serve.	☐ Yes ☒ No	Our Principles of Corporate Governance recommend that directors limit their board memberships to six.
21.	The company has a publicly disclosed policy that directors are required to submit a letter of resignation upon a job change.	☒ Yes ☐ No
22.	The Chairman is an independent director.	☐ Yes ☒ No	The Chairman is also CEO.
23.	The CEO is not a party to any “related party” transactions.	☐ Yes ☒ No	Please see “Certain Relationships and Related Transactions” in our Proxy Statement.
24.	One or more directors have participated in a director education program accredited by a corporate governance organization.	☒ Yes ☐ No
B.	Shareholder Voting Rights
1.	Shareholders have cumulative voting rights in director elections.	☒ Yes ☐ No
2.	Shareholders may act by written consent.	☒ Yes ☐ No
C.	Takeover Defenses
1.	The company does not have a poison pill in place.	☒ Yes ☐ No
2.	A simple majority vote of shareholders is required to amend the charter or bylaws.	☒ Yes ☐ No
3.	The board may not amend the bylaws without shareholder approval.	☐ Yes ☒ No	In certain cases, amendment of our bylaws requires shareholder approval.
4.	Shareholders may call special meetings.	☒ Yes ☐ No
5.	The company is subject to a control share acquisition statute.	☐ Yes ☒ No	Our stance on this matter is beneficial to our shareholders.
6.	The company is subject to a freezeout provision.	☐ Yes ☒ No	Our stance on this matter is beneficial to our shareholders.
7.	The company is subject to a fair price provision.	☐ Yes ☒ No	Our stance on this matter is beneficial to our shareholders.
8.	The company has opted out of any state stakeholder law provision.	☐ Yes ☒ No	Our stance on this matter is beneficial to our shareholders.
9.	A simple majority vote of shareholders is required to approve a merger.	☒ Yes ☐ No
10.	The company is incorporated in a state without anti-takeover provisions.	☒ Yes ☐ No

	Corporate Governance Guidelines	Novellus Compliance	Comments
D.	Capitalization
1.	Common stock and blank check preferred stock are authorized.	☒ Yes ☐ No
E.	Equity Compensation/Ownership
1.	All directors with more than one year of service own stock.	☐ Yes ☒ No	Please see “Security Ownership of Certain Beneficial Owners and Managment” in our Proxy Statement.
2.	Option repricing is prohibited without shareholder pre-approval	☒ Yes ☐ No
3.	Options have not been repriced without shareholder approval during the past three years.	☒ Yes ☐ No
4.	All stock-based incentive plans have been approved by shareholders.	☐ Yes ☒ No	The remaining 2,212,316 shares available for grant have been approved by our shareholders, with the exception of 172,424 shares that have been approved by our board.
5.	Executives are subject to stock ownership guidelines	☐ Yes ☒ No
6.	Directors are subject to stock ownership guidelines.	☐ Yes ☒ No
7.	There are no interlocks among compensation committee members.	☒ Yes ☐ No
8.	Directors receive all or a portion of their compensation in the form of equity.	☒ Yes ☐ No
9.	Non-employee directors do not participate in the company’s pension plan.	☒ Yes ☐ No
10.	Average options granted in the past three years meets a target percentage of basic shares outstanding.	☒ Yes ☐ No	The indicated “Yes” does not give effect to the impact of other corporate governance metrics on recommendations regarding approval of equity plans.
11.	The company’s option plans do not provide for company loans to employees.	☒ Yes ☐ No
12.	The company expenses stock option grants on its income statement.	☐ Yes ☒ No	Not required at this time.
F.	Audit
1.	The audit committee is comprised solely of independent directors.	☒ Yes ☐ No
2.	Fees paid to the company’s independent auditing firm for non-audit services are less than fees paid for audit and tax compliance services.	☒ Yes ☐ No
3.	The company has disclosed its policy on auditor rotation.	☐ Yes ☒ No	Partner rotation is required; audit firm rotation is not required.
4.	The company’s selection of an independent auditing firm has been put up for shareholder ratification.	☒ Yes ☐ No

APPENDIX B
AUDIT COMMITTEE CHARTER

NOVELLUS SYSTEMS, INC.
CHARTER OF THE AUDIT COMMITTEE

February 3, 2005

AUTHORITY AND PURPOSE:

The Audit Committee (the “Committee”) of Novellus Systems, Inc. and its subsidiaries (collectively, the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In so doing, the Committee shall endeavor to maintain free and open means of communication between the members of the Board, the Company’s independent auditor and the financial management of the Company.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP:

The Committee members (the “Members”) will be appointed by the Board based on the recommendation of the Governance and Nominating Committee, and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board. The following membership requirements shall apply:

1.	Each Member must be “independent” as defined in NASD Marketplace Rule 4200(a)(15).

2.	Each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “Act”), subject to the exemptions provided in Rule 10A-3(c) under the Act.

3.	Each Member must be able to read and understand fundamental financial statements, in accordance with the rules of the NASD applicable to Nasdaq listed issuers.

4.	Each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

5.	At least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding subparagraph 1. above, one director who: (a) is not independent as defined in NASD Marketplace Rule 4200; (b) meets the criteria set forth in Section 10A(m)(3) under the Act and the rules promulgated thereunder; and (c) is not a current officer or employee of the Company or Family Member (as defined in NASD Marketplace Rule 4200(a)(14)) of such an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the Company’s next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A Member appointed under the exception set forth in the preceding sentence must not serve longer than two (2) years and must not serve as chairperson of the Committee.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (1) and (2) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual shareholders meeting or one (1) year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence, the Committee shall cause the Company to provide notice to

Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance. Further, if the Committee fails to comply with the requirements set forth in this “Membership” section of this charter (the “Charter”) due to one (1) vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual shareholders meeting or one (1) year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance.

POWERS:

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent legal, accounting or other advisors, as it determines necessary to carry out its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). Generally, management is responsible for preparing the Company’s financial statements and determining that they are complete and accurate and are in accordance with GAAP and the independent auditor is responsible for planning and conducting the audit under the supervision of the Committee and expressing an opinion on the financial statements. The Board and the Committee are in place to represent the Company’s shareholders. Accordingly, the independent auditor is ultimately accountable to the Committee.

RESPONSIBILITIES:

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific responsibilities listed below and such other responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such responsibilities. Subject to applicable Board and shareholder approvals, the Committee shall:

Financial Statement and Disclosure Matters

1.	Review the policies and procedures adopted by the Company to fulfill the Company’s responsibilities regarding the fair and accurate presentation of financial statements in accordance with GAAP and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers applicable to Nasdaq-listed issuers.

2.	Oversee the Company’s accounting and financial reporting processes.

3.	Oversee audits of the Company’s financial statements.

4.	Review with the Company’s independent auditor, management and informal auditors any information regarding “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction.

5.	Review and discuss reports from the Company’s independent auditor regarding (a) all critical accounting policies and practices; (b) all alternative treatments of financial information within GAAP, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditor; and (c) all other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review before release the unaudited interim financial results in the Company’s quarterly earnings release.

7.	Review and discuss with management and the Company’s independent auditor the Company’s financial statements (including disclosures made under “Management’s Discussion and Analysis of Financial

Condition and Results of Operations”) prior to the filing with the Securities and Exchange Commission of any report containing such financial statements.

8.	Review the independent auditor’s report on its audit of the Company’s financial statements.

9.	Prepare and approve the report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulations S-K and Item 7(d)(3)(i) of Schedule 14A.

10.	If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

Matters Regarding Oversight of the Company’s Independent Auditor

11.	Be responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided that each such registered public accounting firm shall report directly to the Committee.

12.	Receive and review a formal written statement and letter from the Company’s independent auditor delineating all relationships between the independent auditor and the Company consistent with Independence Board Standard 1, as may be modified or supplemented.

13.	Actively engage the independent auditor in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

14.	Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent auditor.

15.	Monitor the hiring of employees and former employees of the Company’s independent auditor.

16.	Preapprove all audit and audit related services and permissible non-audit services (including the fees and terms thereof) to be provided by the independent auditor to the Company, to the extent required under applicable law and the rules of the NASD applicable to Nasdaq-listed issuers; provided, however, that (a) the Committee may delegate to one (1) or more designated Committee Members the authority to grant the preapprovals required by the foregoing sentence if the decisions of any Committee Member to whom authority is delegated hereunder are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company’s applicable periodic reports.

17.	Ensure that the Company’s independent auditor: (a) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with Nasdaq requirements.

18.	Meet with the Company’s independent auditor prior to its audit to review the planning and staffing of the audit.

19.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit.

20.	Review with the Company’s independent auditor any audit problems, difficulties or disagreements with management that the independent auditor may have encountered, as well as any management letter provided by the independent auditor and the Company’s response to that letter, including a review of: (i) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (ii) any changes required in the planned scope of the internal audit; and (iii) the Company’s internal audit department’s responsibilities, budget and staffing.

21.	Oversee the Company’s independent auditor rotation of its lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years.

Matters Regarding Oversight of the Company’s Internal Audit Function

22.	Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures.

23.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management.

24.	Review the appointment of, and any replacement of, the Company’s senior internal auditing executive.

25.	Review the significant reports to management prepared by the Company’s internal auditing department and management’s responses.

Matters Regarding Oversight of Compliance Responsibilities

26.	When requested by the Board, advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

27.	Obtain reports from the Company’s management, senior internal auditing executive and independent auditor that the Company’s subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act.

28.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

29.	Review all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board).

30.	Review and address any concerns regarding potentially illegal actions raised by the Company’s independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act.

31.	Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

Additional Responsibilities

32.	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

33.	Confirm management’s awareness that it is management’s responsibility for developing and maintaining adequate internal controls and disclosure controls over financial reporting.

34.	Review with the Company’s outside counsel and internal legal counsel any legal matters brought to the Committee’s attention that may have a material impact on the financial statements, the

Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

35.	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

36.	Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

In addition to the above responsibilities, the Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

MANAGEMENT SUPPORT:

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEETINGS:

The Committee will meet at least four (4) times each year. The Committee may establish its own schedule which it will provide to the Board in advance. A majority of the Members of the Committee shall constitute a quorum for the transaction of business.

The Committee will meet separately with the principal executive officer and separately with the principal financial officer of the Company at least annually to review the financial affairs of the Company. The Committee will meet with the independent auditor of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Committee will provide reports to the Board of the Company regarding recommendations of the Committee submitted to the Board for action, and copies of the written minutes of its meetings. The chairperson of the Committee (or other Member designated by the chairperson or the Committee in the chairperson’s absence) shall regularly report to the Board on its proceedings and any actions that the Committee takes.

* * * * *

NOVELLUS SYSTEMS

AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

(amended and restated March 11, 2005)

     The following constitute the provisions of the Amended and Restated 1992 Employee Stock Purchase Plan of Novellus Systems, Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

           (a) “Board” shall mean the Board of Directors of the Company.

           (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

           (c) “Common Stock” shall mean the Common Stock, no par value, of the Company.

           (d) “Company” shall mean Novellus Systems, Inc., a California corporation.

           (e) “Compensation” shall mean all regular straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

           (f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have

          1

terminated on the first day after such three (3) month leave, for purposes of determining eligibility to participate in the Plan.

           (g) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

           (h) “Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

           (i) “Exercise Date” shall mean the last day of each offering period of the Plan.

           (j) “Offering Date” shall mean the first day of each offering period of the Plan.

           (k) “Plan” shall mean this 1992 Employee Stock Purchase Plan, as amended and restated.

           (l) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Eligibility.

           (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

           (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          3

     4. Offering Periods. The Plan shall be implemented by overlapping or consecutive offering periods of no more than six (6) months duration until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

     5. Participation.

           (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s Human Resource department during the open enrollment period prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

           (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

     6. Payroll Deductions.

           (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding fifteen percent (15%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed the lesser of (i) 15% of his aggregate Compensation during said offering period, (ii) $5,000 or (iii) such lesser amount determined by the Board at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

           (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

           (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization.

     7. Grant of Option.

4

           (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price determined in accordance with paragraph 7(b), below) a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated during such offering period (not to exceed the amount determined in accordance with paragraph 6(a), above) by the option price per share determined in accordance with paragraph 7(b), below, subject to the limitations set forth in paragraphs 3(b) and 12 hereof; provided, however, that the maximum number of shares that may be purchased by any Employee under any offering period is 1,000 shares.

           (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its good faith discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing bid price or last sale price of the Common Stock for such date (or, if no closing bid or last sales price was reported on such date, on the last trading date such closing bid or last sales price was reported), as reported in the Wall Street Journal (or, if not so reported, as reported in such other source as the Board deems reliable).

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

     9. Delivery. After the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, or to a broker designated by the Company, as appropriate, of the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

     10. Withdrawal; Termination of Employment.

           (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time up to fifteen (15) days prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant’s payroll deductions credited to his account will be paid to him after receipt of his

     5

notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

           (b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

           (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

           (d) A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. If a participant withdraws from an offering, payroll deductions will not resume at the beginning of a succeeding offering period unless the participant delivers to the Company a new subscription agreement in accordance with paragraph 5(a).

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12. Stock.

           (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 5,900,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

           (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          6

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

     13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

     14. Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

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     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan.

     18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stocks resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the offering period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the offering period then in progress in lieu of assumption, the Board shall notify each participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that either:

     (a) the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the offering period as provided in Section 10; or

     (b) the Company shall pay to the participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Board that is

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equal to the excess, if any, of (i) the fair market value of the shares subject to the option over (ii) the aggregate option price had the participant’s option been exercised automatically under part (a) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the participant.

For purposes of this paragraph 18, an option granted under the Plan shall be deemed to be assumed if the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or parent thereof. The determination of option comparability shall be made by the Board and its determination shall be final, binding and conclusive on all persons.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 21) if such amendment would:

          (a) Increase the number of shares that may be issued under the Plan;

          (b) Permit payroll deductions at a rate in excess of the lesser of (i) fifteen percent (15%) of the participant’s Compensation or (ii) $5,000 per offering period;

          (c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

          (d) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

     If any amendment requiring shareholder approval under this paragraph 19 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 21 of the Plan.

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     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Shareholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

          (b) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director, do the following:

                (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of

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any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

     24. Plan History. In May 1992 the Board adopted, and the shareholders approved, the Plan. In January 1995 the Board adopted, and in May 1995 the shareholders ratified, an amendment to the Plan to increase the number of shares available for issuance under the Plan from 150,000 to 250,000 shares. In March 1996, the Board approved, and in May 1996 the shareholders ratified, an amendment to the Plan to increase the number of shares available for issuance thereunder from 250,000 shares to 290,000 shares. In April 1997, the Board approved, and in May 1997 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder from 290,000 shares to 350,000 shares. In September 1997, the Company declared a stock split, thus increasing the number of shares reserved for issuance under the Plan to 700,000 shares. In March 1998, the Board approved, and in May 1998 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder from 700,000 shares to 950,000 shares. In February 1999, the Board approved, and in May 1999 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder from 950,000 shares to 1,300,000 shares. In December 1999, the Company declared a stock split, thus increasing the number of shares reserved for issuance under the Plan to 3,900,000 shares. In March 2002, the Board approved, and in May 2002 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder by 1,000,000 shares from 3,900,000 shares to 4,900,000 shares. In March 2005, subject to shareholder approval, the Board approved an amendment to the Plan in order to (a) increase the number of shares available for issuance thereunder by 1,000,000 shares from 4,900,000 shares to 5,900,000 shares and (b) revise various administrative provisions of the Plan as well as the termination provisions (under paragraph 18 of the Plan) in the event of a sale of all or substantially all of the assets of the Company or a merger of the Company. The amendment of the various administrative provisions and paragraph 18 of the Plan, if approved by the shareholders, shall be effective for offering periods beginning on or after May 1, 2005.

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NOVELLUS SYSTEMS, INC.

2001 STOCK INCENTIVE PLAN

(amended and restated March 11, 2005)

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (d) “Award” means the grant of an Option or Restricted Stock under the Plan.

          (e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Committee” means any committee appointed by the Board to administer the Plan.

          (i) “Common Stock” means the common stock of the Company.

          (j) “Company” means Novellus Systems, Inc., a California corporation.

          (k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or

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terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

          (m) “Corporate Transaction” means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

               (iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company; or

               (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          (n) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

          (o) “Director” means a member of the Board or the board of directors of any Related Entity.

          (p) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

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          (q) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

          (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (s) “Fair Market Value” means, that as of any date, the value of Common Stock shall be the closing price for a Share for the market trading day on such date (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable, or if the Common Stock is not traded on any exchange or national market system, the average of the closing bid and ask prices of a Share on the Nasdaq Small Cap Market on such date (or, if no closing prices were reported on that date, on the last trading date on which closing prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

          (t) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

          (u) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

          (v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (y) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (z) “Outside Director” means a Director who is not an Employee.

          (aa) “Parent” means a “parent corporation,” whether now or hereafter existing,` as defined in Section 424(e) of the Code.

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          (bb) “Performance - Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

          (cc) “Plan” means this 2001 Stock Incentive Plan.

          (dd) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (ee) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

          (ff) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (hh) “Share” means a share of the Common Stock.

          (ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 10,860,000 Shares. Notwithstanding the foregoing and subject to the provisions of Section 10 below, the maximum number of Shares which may be issued pursuant to all Awards of Restricted Stock is 2,136,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

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          (a) Plan Administrator.

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

               (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors (excluding Outside Directors) and Consultants to whom Awards may be granted from time to time hereunder;

               (ii) to determine whether and to what extent Awards are granted hereunder;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder;

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               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent and the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval;

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

               (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

          (a) Type of Awards. The Administrator is authorized under the Plan to award Options and Restricted Stock with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.

          (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Nonstatutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

          (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions,

6

form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in Share price, earnings per Share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional 1,200,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option (if approved by shareholders).

          (f) Term of Award. The term of each Award shall be the term stated in the Award Agreement provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          (g) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee’s Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

          (h) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award,

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or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     7. Award Exercise or Purchase Price, Consideration and Taxes.

          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (ii) In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iii) In the case of a Restricted Stock grant, such price, if any, shall be determined by the Administrator.

               (iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

               (i) cash;

               (ii) check;

               (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

               (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a

8

Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (v) any combination of the foregoing methods of payment.

          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     8. Exercise of Award.

          (a) Procedure for Exercise; Rights as a Shareholder.

               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

          (b) Exercise of Award Following Termination of Continuous Service.

               (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

               (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

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               (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     9. Conditions Upon Issuance of Shares.

          (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company, the total number of Shares with respect to which Restricted Stock can be granted under the Plan, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively “adjustments”). In determining adjustments to be made under this Section 10, the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Grantees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable

10

adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

          (a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

          (b) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.

     12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     13. Amendment, Suspension or Termination of the Plan.

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          (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would:

               (i) expand the classes of persons to whom Awards may be issued under Section 5 of the Plan;

               (ii) increase the number of Shares authorized for issuance under Section 3(a) of the Plan excluding such increases pursuant to Section 10 of the Plan;

               (iii) increase the number of Shares with respect to which Options may be granted to any Grantee under Section 6(e) of the Plan excluding such increases pursuant to Section 10 of the Plan;

               (iv) increase the number of Shares available for Awards of Restricted Stock under Section 3(a) of the Plan;

               (v) permit unrestricted Shares to be granted other than in lieu of cash payments under other incentive plans and programs of the Company and its Related Entities excluding any such incentive plan or program that is a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended;

               (vi) allow the creation of additional types of Awards;

               (vii) permit decreasing the exercise price of any Option outstanding under the Plan; or

               (viii) change any of the provisions of this Section 13(a).

          (b) The Administrator may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment (i) shall cause Performance-Based Compensation to cease to qualify as Performance-Based Compensation, (ii) impair the rights of any Grantee without the Grantee’s consent except such an amendment made to cause the Plan or Award to qualify for any exemption provided by Rule 16b-3 or (iii) modify the terms of any Award in a manner inconsistent with the provisions of the Plan. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in Applicable Laws and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

          (c) No Award may be granted during any suspension of the Plan or after termination of the Plan.

           (d) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended

12

or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. Reservation of Shares.

          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

     17. Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Nonstatutory Stock Options.

     18. Plan History. The Plan was initially approved by the Board and shareholders of the Company in 2001. In February 2003, the Board approved an amendment to the Plan to increase the automatic option grant to Outside Directors under Section 6(e) of the Plan from 10,000 shares to 18,000 shares, which amendment was not subject to shareholder approval. In March 2005, subject to shareholder approval, the Board approved an amendment to the Plan in order to (i) increase the number of shares available for issuance thereunder by 4,500,000 shares from 6,360,000 shares to 10,860,00 shares, (ii) provide that the maximum number of Shares which may

13

be issued pursuant to all Awards of Restricted Stock is 2,136,000 Shares, (iii) remove the automatic option grant program for Outside Directors under Section 6(e) in order to permit greater flexibility in the granting of awards to Outside Directors under the Plan and (iv) amend certain other administrative provisions of the Plan.

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NOVELLUS SYSTEMS, INC.
ATTN: INVESTOR RELATIONS
4000 NORTH FIRST STREET
MS HQ-2B
SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.* Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.* Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Novellus Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

*The Novellus Systems, Inc. Retirement Plan
With respect to any shares represented by this proxy card held in the Novellus Systems, Inc. Retirement Plan, your voting instructions must be received no later than 5:00 P.M. Eastern Time on April 25, 2005. We cannot give assurance that voting instructions received later than 5:00 P.M. Eastern Time on April 25, 2005 will be honored.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NOVLS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVELLUS SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. To elect nine directors of the Company to serve for the ensuing year and until their successors are elected and qualified.		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For all Except” and write the nominee’s number on the line below.
		All	All	Except

01) Richard S. Hill	06) Glen G. Possley
02) Neil R. Bonke	07) Ann D. Rhoads	☐	☐	☐
03) Youssef A. El-Mansey	08) William R. Spivey
04) J. David Litster 05) Yoshio Nishi	09) Delbert A. Whitaker

			For	Against	Abstain

2.	Proposal to ratify and approve an amendment to the Company’s 2001 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 6,360,000 shares to 10,860,000 shares.		☐	☐	☐

3.
Proposal to ratify and approve an amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 4,900,000 shares to 5,900,000 shares.
			☐	☐	☐

4.	Proposal to ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2005.		☐	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOVELLUS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 29, 2005

The undersigned hereby appoints Richard S. Hill and Kevin S. Royal and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time on April 29, 2005, at the Company’s principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 1, 2005 as the Record Date for determining the shareholders entitled to notice of and to vote at the 2005 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

THIS PROXY WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF NOVELLUS SYSTEMS, INC. HELD IN THE NOVELLUS SYSTEMS, INC. RETIREMENT PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2005 ANNUAL MEETING AND PROXY STATEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE